COMMON STOCK PURCHASE OPTION

THE SECURITIES REPRESENTED BY THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Option To Purchase Common Stock of TXP Corporation

Option No.: SHORES 1	Number of Shares:	35,000,000
	Exercise Price:	$0.01
	Expiration Date:	May 29, 2013

Date of Issuance: May 29, 2008

Michael C. Shores (the “Grantor”) hereby grants, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to YA Global Investments, L.P. (the “Holder”), the registered holder hereof or its permitted assigns, the option, subject to the terms of this Common Stock Purchase Option (the “Option”), to purchase from the Grantor upon, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) up to 35,000,000 of the Grantor’s shares (the “Option Shares”) of Common Stock (as defined herein) of TXP Corporation, a Nevada corporation (the “Company”) at the Exercise Price per share (as defined herein) or as subsequently adjusted. The Grantor acknowledges that the Holder has extended financial accommodations to the Company and is making additional loans to the Company pursuant to the Securities Purchase Agreement entered into between the Company and the Holder on the date hereof, and the Grantor, as the majority shareholder of the Company will directly benefit from the extension of such financial accommodation and acknowledges that without the grant of this Option, the Holder would not be willing to enter into the Securities Purchase Agreement. The Grantor acknowledges that this Option is irrevocable.

Section 1. Definitions. The following words and terms as used in this Option shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(b) “Closing Bid Price” means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” function).

(c) “Common Stock” means (i) the Company’s common stock, par value $.001 per share.

(d) “Escrow Agent” shall mean the escrow agent appointed by the Grantor and the Holder pursuant to the escrow agreement dated May 29, 2008 to hold the shares of Common Stock underlying this Option for delivery to the Holder upon exercise.

(e) “Exercise Price” shall be $0.01 or as subsequently adjusted as provided in hereof.

(f) “Expiration Date” means the date written on the first page of this Option.

(g) “Issuance Date” means the date hereof.

(h) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(i) “Securities Act” means the Securities Act of 1933, as amended.

(j) “Securities Purchase Agreement” means the Securities Purchase Agreement between the Company and the Holder dated May 29, 2008.

Section 2. Exercise of Option.

(a) Vesting Schedule. The Option to purchase the number of Option Shares set forth herein shall vest and become exercisable pursuant to the following schedule:

Vesting Date	Option Shares Vested

The Issuance Date	18,261,000

The Second Closing Date (as defined in the Securities Purchase Agreement)	9,130,000

The Third Closing Date (as defined in the Securities Purchase Agreement)	7,609,000

(b) Exercise Procedures. Subject to the terms and conditions hereof, this Option may be exercised with respected to vested Option Shares by the Holder hereof, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date (i) by delivery of a written notice, in the form of the exercise notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Option, which notice shall specify the number of Option Shares to be purchased, and payment to the Grantor of an amount equal to the Exercise Price applicable to the Option Shares being purchased, multiplied by the number of Option Shares (at the applicable Exercise Price) as to which this Option is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds (“Cash Basis”) or (ii) if at the time of exercise, the Option Shares are not subject to an effective registration statement, by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

Net Number = (A x B) – (A x C)
                                     B

For purposes of the foregoing formula:

A = the total number of Option Shares with respect to which this Option is then being exercised.

B = the Closing Bid Price of the Common Stock on the date of exercise of the Option.

C = the Exercise Price then in effect for the applicable Option Shares at the time of such exercise.

In the event of any exercise of the rights represented by this Option in compliance with this Section 2, the Holder shall deliver the Exercise Notice to the Escrow Agent, with a copy to the Grantor, which Exercise Notice shall represent and warrant that either the Aggregate Exercise Price has been paid to the Grantor or that such exercise is a Cashless Exercise and the Holder elects to receive the Net Number of Option Shares, the Escrow Agent shall deliver to the Holder the Option Shares as set forth in the Exercise Notice. Upon delivery of the Exercise Notice and either payment of the Aggregate Exercise Price or election of a Cashless Exercise, the Holder of this Option shall be deemed for all corporate purposes to have become the holder of record of the Option Shares with respect to which this Option has been exercised.

(c) If the holder and the Grantor are unable to agree upon the determination of the Exercise Price or arithmetic calculation of the Option Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Grantor shall immediately submit via facsimile (i) the disputed determination of the Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm. The Grantor shall cause the investment banking firm to perform the determinations or calculations and notify the Grantor and the Holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

(d) No fractional Option Shares are to be issued upon any pro rata exercise of this Option, but rather the number of Option Shares issued upon such exercise of this Option shall be rounded down to the nearest whole number.

(e) Beneficial Ownership Limitation. The Holder shall not have the right to exercise any portion of this Option to the extent that after giving effect to such exercise, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding. For purposes of this Option, in determining the number of outstanding shares of Common Stock the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding.

Section 3. Option Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Option shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Option be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the exercise by the holder of this Option of Option Shares.

Section 4. Subdivision. If, and whenever, prior to the expiration of the Option or distribution to the Holder of all the Option Shares, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which this Options may thereafter be exercised or satisfied, as applicable, (a) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

Section 5.  Recapitalization. If the Company recapitalizes or otherwise changes it capital structure, thereafter upon any exercise of the Option, the Holder shall be entitled to receive under such Options, in lieu of the number of shares of Common Stock then covered by such Options, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Options.

Section 6. Representations of Holder. The holder of this Option, by the acceptance hereof, represents that it is acquiring this Option and the Option Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Option or the Option Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold this Option or any of the Option Shares for any minimum or other specific term and reserves the right to dispose of this Option and the Option Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Option further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”).

Section 7. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Option must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Holder:	YA Global Investments, L.P.
101 Hudson Street – Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With Copy to:	David Gonzalez, Esq.
101 Hudson Street – Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

If to the Grantor, to:	Michael Shores
c/o TXP Corporation
1299 Commerce Drive
Richardson, Texas 75081
Attention: Michael Shores
Telephone: (214) 575-9300
Facsimile: (214) 575-9314

With a copy to:	Hodgson Russ LLP
1540 Broadway, 24th Floor
New York, New York 10036
Attention: Eric Pinero, Esq.
Telephone: (212) 751-4300
Facsimile: (212) 751-0928

Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 8. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS OPTION, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS OPTION AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Grantor has caused this Option to be signed as of the date first set forth above.

/s/ Michael C. Shores
Michael C. Shores

EXHIBIT A TO OPTION

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS OPTION

TO PURCHASE SHARES OF TXP CORPORATION

The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock (“Option Shares”) of TXP Corporation (the “Company”) from Michael C. Shores (the “Grantor”), evidenced by the attached Option (the “Option”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Option.

Specify Method of exercise by check mark:

1. ___ Cash Exercise

(a) Payment of Exercise Price. The holder has paid the Aggregate Exercise Price of $______________ to the Grantor in accordance with the terms of the Option.

(b) Delivery of Option Shares. The Grantor shall deliver to the holder _________ Option Shares in accordance with the terms of the Option.

2. ___ Cashless Exercise

(a) Payment of Exercise Price. In lieu of making payment of the Aggregate Exercise Price, the holder elects to receive upon such exercise the Net Number of shares of Common Stock determined in accordance with the terms of the Option.

(b) Delivery of Option Shares. The Grantor shall deliver to the holder _________ Option Shares in accordance with the terms of the Option.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title: